UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 27, 2012

(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K (filed February 24, 2012), effective May 1, 2012, Bryan DeBoer became Chief Executive Officer of Lithia Motors, Inc., and Sid DeBoer, Founder and Chairman, assumed the role of Executive Chairman.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 27, 2012, Lithia Motors, Inc. held its annual meeting of shareholders with shareholders voting on the three matters described below. With respect to all matters, each share of Class B common stock has 10 votes. Each of the proposals received the requisite vote for approval.

Shareholders elected each of the seven nominees for director by the following vote:

Name		No. of Shares Voting For	No. of Shares Withheld Voting	Number of Broker Non-Votes

Sidney DeBoer	Class A	16,473,179	974,149	2,259,048
	Class B	3,762,231	-	-

Thomas Becker	Class A	16,996,065	451,263	2,259,048
	Class B	3,762,231	-	-

Susan Cain	Class A	17,069,027	378,301	2,259,048
	Class B	3,762,231	-	-

Bryan DeBoer	Class A	15,958,464	1,488,864	2,259,048
	Class B	3,762,231	-	-

William Young	Class A	17,068,576	378,752	2,259,048
	Class B	3,762,231	-	-
M.L. Dick Heimann	Class A	15,946,265	1,501,063	2,259,048
	Class B	3,762,231	-	-
Kenneth Roberts	Class A	13,043,201	4,404,127	2,259,048
	Class B	3,762,231	-	-

Shareholders ratified the appointment of KPMG LLP as Independent Registered Public Accountants for the year ending December 31, 2012, by the following vote:

	Number of Shares Voting For	Number of Shares Voting Against	Number of Shares Abstaining	Number of Broker Non- Votes

Class A	19,540,319	160,948	5,109	-
Class B	3,762,231

Shareholders approved, on an advisory basis, the 2011 compensation of our named executive officers as set forth in the proxy statement for the 2012 annual meeting by the following vote:

	Number of Shares Voting For	Number of Shares Voting Against	Number of Shares Abstaining	Number of Broker Non- Votes

Class A	16,723,053	71,906	652,369	2,259,048
Class B	3,762,231

Item 8.01	Other Events.

On May 1, 2012, Lithia Motors, Inc. issued a press release announcing the acquisition of Jerry Chambers Chevrolet Cadillac, Bellingham, Washington. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	LITHIA MOTORS, INC. (Registrant) By: /s/ Andrew H. Ognall Andrew H. Ognall Assistant Secretary